EXHIBIT 10.1
STEWART INFORMATION SERVICES CORPORATION
EXECUTIVE OFFICERS’ BONUS PLANS
MARCH 31, 2006
The following summarizes the terms of the bonus arrangements approved by our Compensation Committee with respect to our executive officers:
MALCOLM S. MORRIS, as Chairman of the Board and Co-Chief Executive Officer, shall receive in addition to his salary, 1% on the first $20,000,000 of the consolidated pretax income (calculated after deducting minority interests) of Stewart Title Guaranty Company as reported to its stockholder, .75% of the pretax profits from $20,000,001 to $40,000,000, .50% of the pretax profits from $40,000,001 to $60,000,000 and .35% of the pretax profits exceeding $60,000,000. For the calendar year 2006, there is no minimum bonus compensation.
STEWART MORRIS, JR., as President and Co-Chief Executive Officer, shall receive in addition to his salary, 1% on the first $20,000,000 of the consolidated pretax income (calculated after deducting minority interests) of Stewart Title Guaranty Company as reported to its stockholder, .75% of the pretax profits from $20,000,001 to $40,000,000, .50% of the pretax profits from $40,000,001 to $60,000,000 and .35% of the pretax profits exceeding $60,000,000. For the calendar year 2006, there is no minimum bonus compensation.
MAX CRISP, as Executive Vice President and Chief Financial Officer, shall receive in addition to his salary, .50% of the first $50,000,000 of the consolidated pretax income (calculated after deducting minority interests) of Stewart Title Guaranty Company as reported to its stockholder, .40% of the pretax profits from $50,000,001 to $75,000,000, .30% of the pretax profits from $75,000,001 to $100,000,000 and .20% of the pretax profits exceeding $100,000,000. For the calendar year 2006, there is no minimum bonus compensation, and Mr. Max Crisp’s compensation from base salary plus bonus may not exceed 75% of the total base salary plus bonus earned by a Chief Executive Officer.
E. ASHLEY SMITH, as Executive Vice President — General Counsel, shall receive in addition to his salary, .25% of the first $50,000,000 of the consolidated pretax income (calculated after deducting minority interests) of Stewart Title Guaranty Company as reported to its stockholder and .125% of the pretax profits from $50,000,001 to $150,000,000. For the calendar year 2006, Mr. E. Ashley Smith shall receive no less than $125,000 in bonus compensation.
MATTHEW W. MORRIS, as Senior Vice President — Planning and Development, shall receive in addition to his salary, .15% of the consolidated pretax income (calculated after deducting minority interests) of Stewart Title Guaranty Company as reported to its stockholder. For the calendar year 2006, there is no minimum bonus compensation. In addition, Mr. Matthew W. Morris may be eligible to receive up to $25,000 of discretionary bonuses based on the completion of certain projects and the approval of Mr. Stewart Morris, Jr.